                             ARTICLES OF AMENDMENT
                               TO THE ARTICLES OF
                                INCORPORATION OF
                          PACE THEATRICAL GROUP, INC.


         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned, being all of the initial directors of Pace Theatrical Group, Inc. ("Corporation") adopts the following Articles of Amendment to the Corporation's Articles of Incorporation.

         1. The name of the Corporation is Pace Theatrical Group, Inc.

         2. A new Article Twelve is hereby added at the end of the Articles of Incorporation of the Corporation to read as follows:

                                "ARTICLE TWELVE

                  The Corporation shall indemnify its directors to the maximum extent permitted by the provisions of Art. 2.02-1 of the Texas Business Corporation Act. The Corporation's directors shall not be liable to the Corporation nor its shareholders for monetary damages for any act or omission in a director's capacity as a director to the maximum extent that such non-liability is permitted by the provisions of Art. 7.06 of the Texas Miscellaneous Corporation Laws Act."

         3. The above amendment was adopted by unanimous consent of the Board of Directors effective as of July 1, 1987.

         4. As of the date of the adoption of the above amendment, no shares of the Corporation were outstanding.

         Dated effective as of July 1, 1987.


                                          /s/Miles C. Wilkin
                                          ------------------------------------
                                          MILES C. WILKIN


                                          /s/John A. Rubey
                                          ------------------------------------
                                          JOHN A. RUBEY


                                          /s/Allen J. Becker
                                          ------------------------------------
                                          ALLEN J. BECKER

                           ARTICLES OF INCORPORATION

                                       OF

                          PACE THEATRICAL GROUP, INC.


         I, the undersigned natural person, over the age of eighteen (18) years and a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopt the following Articles of Incorporation for such corporation.

                                  ARTICLE ONE.

         The name of the corporation is PACE THEATRICAL GROUP, INC.

                                  ARTICLE TWO.

         The corporation shall have a perpetual existence.

                                 ARTICLE THREE.

         The purposes for which the corporation is organized are the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                 ARTICLE FOUR.

         The aggregate number of shares which the corporation shall have authority to issue is 1,000,000 shares of the par value of $0.01 each.

                                 ARTICLE FIVE.

         The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received.

                                  ARTICLE SIX.

         The corporation may acquire its own shares and may reissue such shares as provided by law.

                                 ARTICLE SEVEN.

         The address of its initial registered office is 4543 Post Oak Place Drive, Suite 200, Houston, Texas 77027 and the name of its initial registered agent at such address is John A. Rubey.

                                 ARTICLE EIGHT.

         The number of Directors shall be fixed by the bylaws of the corporation, and until changed by the bylaws, the number of directors constituting the Board of Directors is 3 and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified is:

                                    John A. Rubey
                                    4543 Post Oak Place Drive
                                    Suite 200
                                    Houston, Texas  77027

                                    Allen J. Becker
                                    4543 Post Oak Place Drive
                                    Suite 200
                                    Houston, Texas  77027

                                    Miles C. Wilkin
                                    1515 Broadway
                                    Suite 3804
                                    New York, New York 10036


                                 ARTICLE NINE.

         The corporation may enter into contracts or transact business with one or more of its directors or officers, or with any corporation, firm or association in which any of its directors or officers are stockholders, directors, officers, members, employees or otherwise interested; and no such contract or other transaction shall be void or voidable or otherwise affected by reason of such directorship or office in the corporation or such interest in such other firm, corporation or association, notwithstanding that a director or directors having such interest are present and counted in determining the existence of a quorum at a meeting of the Board of Directors of the corporation, and notwithstanding that the vote of such director or directors shall have been necessary to authorize, approve, ratify, or otherwise obligate the corporation upon such contract or transaction, provided that the fact of such interest shall be disclosed or otherwise known to the Board of Directors, or a majority thereof at the meeting of the Board of Directors which acts upon or in reference to such contractor transaction; nor shall any director or officer be liable to account to the corporation for any profits realized by or from or through any such transaction or contract of the corporation by reason of such directorship, office or interest, except as otherwise provided in the bylaws of the corporation.


                                  ARTICLE TEN.

         The name and address of the incorporator is:

                           Michael F. Rogers
                           800 MCorp Plaza
                           Houston, Texas 77002


                                ARTICLE ELEVEN.

         The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have signed this instrument effective as of the 20th day of June, 1987.


                                          Incorporator:


                                          /s/Michael F. Rogers
                                          ------------------------------------
                                          Michael F. Rogers

THE STATE OF TEXAS         )
                           ) SS.:
COUNTY OF HARRIS           )


         I, Amy C. Wright, a notary public in and for the State of Texas, do hereby certify that on this 27th day of July, 1987, personally appeared Michael
F. Rogers, who being by me first duly sworn, declared that he is the person who signed the foregoing instrument as the incorporator and that the statements therein contained are true.



                                            /s/Amy C. Wright
                                            ------------------------------------
                                            Notary Public in and for
                                            The State of TEXAS

[AFFIXED SEAL HERE]
                                            /s/Amy C. Wright
                                            ------------------------------------
                                            Printed Name of Notary


                                            My Commission Expires: 11/26/89